Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 2, 2012, by and among Tropicana Entertainment Inc., a Delaware corporation (the “Borrower”), the other Loan Parties, the Lenders (as defined below) and UBS AG, STAMFORD BRANCH, in its capacities as administrative agent (in such capacity the “Administrative Agent”) and collateral agent for the Lenders (in such capacity the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of March 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement as set forth herein and, subject to the terms and conditions hereof, the Lenders and the Administrative Agent are willing to do so;
NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section 1.Amendments to the Credit Agreement. Section 6.05(a) of the Credit Agreement is hereby amended and modified by replacing the phrase “would be less than” contained in the proviso to subsection (v) of the proviso to Section 6.05(a) with the phrase “would be greater than”.
Section 2.No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendment set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent's or the Lenders' security interests in, security titles to, or other Liens on, any Collateral for the Obligations.
Section 3.Conditions to Effectiveness. This Amendment shall become effective as of the first date (the “Effective Date”) on which the Administrative Agent, on behalf of the Lenders, shall have received counterparts of this Amendment duly executed by the Borrower, the other Loan Parties and the Required Lenders. It is understood and agreed by each party hereto that the consent of each consenting

Lender to this Amendment shall be irrevocable and that this Amendment shall become effective upon the satisfaction of the conditions specified in this Section 3.
Section 4.Representations and Warranties. As of the date hereof and as of the Effective Date, the Loan Parties, jointly and severally, represent and warrant as follows:
4.1    each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
4.2    the execution, delivery and performance by the Loan Parties of this Amendment and the Loan Documents are within each such Loan Parties' legal powers, have been duly authorized by all necessary company action and do not contravene (i) each Loan Parties' organizational documents, or (ii) law or contractual restrictions binding on or affecting the Loan Parties;
4.3    no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by the Loan Parties of this Amendment or any of the Loan Documents to which such Loan Party is or will be a party;
4.4    this Amendment and each of the other Loan Documents to which the Loan Parties are a party constitute legal, valid and binding obligations of such Loan Parties, enforceable against such Loan Parties in accordance with their respective terms; and
4.5    no Default or Event of Default exists.
Section 5.Reaffirmation of Obligations and Security Interests. Each of the Loan Parties hereby acknowledges and reaffirms all of their obligations and undertakings under each of the Loan Documents as amended hereby to which it is a party (including the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents) and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document as amended hereby is and shall remain in full force and effect in accordance with the terms thereof.
Section 6.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.
Section 7.Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.
Section 8.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective on the Effective Date as specified in Section 3 hereof. Delivery of an executed signature page to this Amendment by facsimile, .pdf or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
Tropicana Entertainment Inc.,
as Borrower

By:	/s/ LANCE J. MILLAGE
Name: Lance J. Millage
Title: CFO

[Signature Page]

Tropicana AC Sub Corp.
Tropicana Atlantic City Corp.,
as Guarantors

By:	/s/ ANTHONY P. RODIO
Name: Anthony P. Rodio
Title: President & CEO

[Signature Page]

Aztar Indiana Gaming Company, LLC
Aztar Riverboat Holding Company, LLC
Catfish Queen Partnership In Commendam
Centroplex Centre Convention Hotel, L.L.C.
Columbia Properties Laughlin, LLC
Columbia Properties Tahoe, LLC
CP Laughlin Realty, LLC
CP St. Louis Acquisition, LLC
CP St. Louis Casino, LLC
JMBS Casino LLC
Lighthouse Point, LLC
New Jazz Enterprises, L.L.C.
New St. Louis Riverboat, LLC
New Tropicana Holdings, Inc.
New Tropicana Opco, Inc.
Tahoe Horizon, LLC
Tropicana Express, LLC,
as Guarantors

By:	/s/ LANCE J. MILLAGE
Name: Lance J. Millage
Title: CFO

[Signature Page]

UBS AG, STAMFORD BRANCH,
as Administrative Agent and Collateral Agent

By:	/s/ MARY E. EVANS
Name: Mary E. Evans
Title: Associate Director
By: /s/ JOSELIN FERNANDES
Name: Joselin Fernandes
Title: Associate Director

[Signature Page]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ MARY E. EVANS
Name: Mary E. Evans
Title: Associate Director
By: /s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

[Signature Page]